Exhibit 99.1

Innodata Isogen Reports Third Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--October 26, 2010--INNODATA ISOGEN, INC. (NASDAQ: INOD), today reported results for the third quarter ended September 30, 2010 and the first nine months of 2010.

  Total revenue was $15.8 million in the third quarter of 2010, up 2% from $15.4 million in the second quarter of 2010, and down 15% from $18.5 million in the third quarter of 2009.
  Net income for the third quarter of 2010 was $0.3 million, or $0.01 per diluted share, compared to a net loss of ($0.9 million), or ($0.03) per diluted share in the second quarter of 2010, and net income of $1.3 million, or $0.05 per diluted share in the third quarter of 2009.
  In the first nine months of 2010, revenue was $46.6 million, down 23% from revenue of $60.5 million in the first nine months of 2009. Net loss in the first nine months of 2010 was $2.0 million, or $0.08 per diluted share, compared to net income of $8.0 million, or $0.32 per diluted share, in the first nine months of 2009.
  The company’s balance sheet continues to be strong with $28.6 million of cash and cash equivalents and investments as of September 30, 2010, compared to $27.0 million as of June 30, 2010.
  Innodata Isogen repurchased approximately 140,000 shares of its common stock during the third quarter of 2010 at a total cost of approximately $0.4 million.

"We’re seeing greater levels of activity in our core markets as publishers and information services companies rebound from a difficult environment, embrace new digital strategies and focus on operational excellence," said Jack Abuhoff, Chairman and CEO. "The significant investments we’ve made in new services and capabilities during this time are clearly taking root within our customer base, enabling Innodata Isogen to serve as a key strategic partner in their efforts.

"Within our eBook segment, we’re seeing a groundswell of activity in multiple segments driven by new possibilities that the iPad and other emerging devices bring to publishers who are seeking to develop a new generation of consumer experience," Abuhoff continued.

"I believe our strategy of providing complete outsourcing solutions to content-intensive customers across media, publishing, information services, educational and commercial publishing is sound, and will enable growth and profitability over the long term."

Timing of Conference Call with Q&A

Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11AM ET today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-768-6569 (Domestic)
1-785-830-7992 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on replay only: 3864874

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata Isogen

Innodata Isogen (NASDAQ: INOD), is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering. Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include Global Services Media’s Global Services 100, EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata Isogen has offices and operations in the United States, the United Kingdom, France, Israel, China, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the company's contracts with its customers and the ability of customers to reduce, delay or cancel projects, including projects that the company regards as recurring; continuing revenue concentration in a limited number of clients; continuing reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2010	2009	2010	2009

Revenues	$15,763	$18,510	$46,623	$60,527

Operating costs and expenses:
Direct operating expenses	11,272	12,801	35,651	38,677
Selling and administrative expenses	4,018	3,752	11,923	10,422
Interest income, net	(49)	(6)	(84)	(25)

Total	15,241	16,547	47,490	49,074
Income (loss) before provision for income taxes	522	1,963	(867)	11,453

Provision for income taxes	209	667	1,098	3,372
Net income (loss)	$313	$1,296	$(1,965)	$8,081

Income (loss) per share:
Basic	$0.01	$0.05	$(0.08)	$0.33
Diluted	$0.01	$0.05	$(0.08)	$0.32

Weighted average shares outstanding:
Basic	25,400	24,670	25,400	24,354
Diluted	25,582	26,039	25,400	25,401

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$16,917	$26,480
Short term investments - other	7,168	-
Accounts receivable, net	9,676	11,741
Prepaid expenses and other current assets	3,674	3,899
Deferred income taxes	1,685	1,763

Total current assets	39,120	43,883

Property and equipment, net	4,583	5,559

Other assets	2,545	2,505

Long term investment - other	4,500	-

Deferred income taxes	987	943

Goodwill	675	675

Total assets	$52,410	$53,565

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,439	$3,554
Accrued salaries, wages and related benefits	5,810	5,022
Income and other taxes	1,384	1,339
Current portion of long-term obligations	471	892
Deferred income taxes	416	487

Total current liabilities	11,520	11,294

Deferred income taxes	87	87

Income and other taxes – long term	420	-

Long term obligations	1,416	1,199

Stockholders' equity	38,967	40,985

Total liabilities and stockholders’ equity	$52,410	$53,565

CONTACT:
Innodata Isogen, Inc.
Corey D. Luskin, 201-371-8055
Vice President
cluskin@innodata-isogen.com